                                                                     EXHIBIT 5.1

                             GROVER T. WICKERSHAM
                          A PROFESSIONAL CORPORATION
                               ATTORNEYS AT LAW
                        430 CAMBRIDGE AVENUE, SUITE 100
                          PALO ALTO, CALIFORNIA 94306
                           TELEPHONE: (650) 323-6400
                             FAX: (650) 323-1108

GROVER T. WICKERSHAM                          E-Mail Address: debbie@gtwlaw.com
DEBRA K. WEINER

                               October 19, 1999


Irvine Sensors Corporation
3001 Redhill Avenue, Building III
Costa Mesa, CA 92626

Gentlemen:

          We refer to the Registration Statement on Form S-1 (the "Registration Statement") of Irvine Sensors Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission"), File No. 333-88385, covering the registration under the Securities Act of 1933, as amended (the "Act") of an aggregate of 8,270,731 shares of common stock, $0.01 par value, of the Company (the "Shares") for resale by certain selling stockholders of the Company (the "Selling Stockholders").

          We have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion.

          Based on the foregoing, it is our opinion that:

              1. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware; and

              2. The Shares issued to the Selling Stockholders or issuable upon exercise of the outstanding warrants or options as described in the Registration Statement are duly authorized and are (or will be, when issued in accordance with the terms of the respective instruments) validly issued, fully paid and nonassessable.

Irvine Sensors Corporation
October 19, 1999
Page 2

          We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters," as counsel who will pass upon the legality of the Shares for the Company and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations promulgated thereunder.


                                                      Very truly yours,



                                                      Grover T. Wickersham, P.C.